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                           EXHIBIT 10.17

                              Agreement

                               Between

                      Access Pharmaceuticals, Inc.

                                 And

                        Block Drug Company, Inc.

12/17/98

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ARTICLE 1 -- DEFINITIONS                                            1
1.1 Access                                                          1
1.2 Access Know-How                                                 2
1.3 Cumulative Worldwide Net Sales                                  2
1.4 Affiliate                                                       3
1.5 Amlexanox                                                       3
1.6 Block                                                           3
1.7 Block-Chemex Agreement                                          3
1.8 Block Know-How                                                  4
1.9 Oral Mucositis Use/Mucositis Indication                         4
1.10 Effective Date                                                 5
1.11 First Sale                                                     5
1.12 Non-Licensed Indication Improvements                           5
1.13 Oral Mucositis Use/Mucositis Indication Improvements           5
1.14 Licensed Patents                                               5
1.15 Notice                                                         6
1.16 Product                                                        6
1.17 Takeda                                                         6
1.18 Takeda License Agreement                                       6
1.19 Takeda Sublicensed Patents                                     6
1.20 Takeda Supply Agreement                                        6
1.21 Term                                                           6
1.22 Territory                                                      7
1.23 Sublicensee Net Sales                                          7
1.24 Block Patent                                                   7

ARTICLE 2 -- GRANT                                                  7
2.1 Grant                                                           8

ARTICLE 3 -- ACCESS ROYALTIES/MILESTONE PAYMENTS                    8
3.1 Milestone Payments                                              8
3.2 Payment Schedule                                                8
3.3 Royalty Payments                                               10
3.4 Quarterly Royalty Reports                                      11
3.5 Payment of Royalties                                           12

ARTICLE 4 -- ADDITIONAL OBLIGATIONS OF THE PARTIES                 12
4.1 Access to Pay Registration Fees and Costs                      12
4.2 Access to Pay Takeda Royalties to Block                        12
4.3 Access to Provide Data                                         12

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ARTICLE 5 -- BLOCK IMPROVEMENT RIGHTS AND OBLIGATIONS              13
5.1 Grant Rights to Block                                          13

ARTICLE 6 -- TERM AND TERMINATION                                  13
6.1 Term                                                           13
6.2 Termination for Breach                                         13
6.3 Rights to Survive                                              13
6.4 Reversion and Termination for Failure to Pay Takeda
    License Fees                                                   15
6.5 Termination of Takeda Supply Agreement or Takeda
    License Agreement                                              15

ARTICLE 7 --WARRANTIES                                             16
7.1 Exploitation of Licensed Rights                                16
7.2 Access Indemnity                                               16
7.3 Block Indemnity                                                16
7.4 Obligations Regarding Patent Infringement                      17
7.5 Claims by Third Parties                                        18
7.6 No Restrictions on Product                                     18
7.7 Power to Enter Into Agreement                                  18
7.8 No Other Warranties or Representations                         18
7.9 Warranties of Block                                            19

ARTICLE 8 -- MISELLANEOUS                                          21
8.1 New Jersey Law Applies                                         21
8.2 Alternative Dispute Resolution                                 21
8.3 No Agency or Employment                                        23
8.4 Notice                                                         23
8.5 Severability                                                   25
8.6 Entire Agreement/Merger                                        25
8.7 Amendment                                                      26
8.8 Counterparts                                                   26
8.9 No Waiver of Rights                                            26
8.10 Force Majeure                                                 26
8.11 Further Assurances                                            27
8.12 Audit Rights                                                  27
8.13 Binding Effect                                                27
8.14 No Strict Construction                                        27
8.15 Consent Not Unreasonably Withheld or Delayed                  28
8.16 Bankruptcy                                                    28
8.17 Assignment                                                    28
8.18 Taxes                                                         28
8.19 Cooperation on Publicity                                      29
8.20 Costs of Agreement                                            29
8.21 Headings For Convenience Only                                 29

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8.22 Independent Contractor                                        30
8.23 No Finder's Fee                                               30
8.24 Notification of Infringement                                  30
8.25 References                                                    30
8.26 Singular and Plural                                           31
8.27 Successors and Assigns                                        31
8.28 Validity and Severability                                     31
8.29 Waiver                                                        31
8.30 Takeda Agreements Controlling                                 31

ARTICLE 9 -- TAKEDA APPROVAL AND SUPPLY OF RAW MATERIAL            32
9.1 Takeda Approval                                                32
9.2 Takeda Supply of Raw Material                                  32


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   This Agreement, dated this 21st day of December,1998, is by and between Block Drug Company, Inc., 257 Cornelison Avenue, Jersey City, New Jersey 07302 ("Block") and Access Pharmaceuticals, Inc., 2600
Stemmons Freeway, Suite 176, Dallas, Texas 75207 ("Access").

   WHEREAS Block has certain rights in and to a topical products containing Amlexanox;

   WHEREAS Access wishes to develop such products itself for the treatment of oral mucositis, as defined herein, in various countries and to seek partners in various countries to develop such product;

   NOW THEREFORE, in consideration of the following mutual promises and obligations and intending to be legally bound, the parties agree as follows:

ARTICLE 1--DEFINITIONS

1.1 Access: means Access Pharmaceuticals, Inc. The term "Access" shall, as required by the circumstances, also mean and include any company or business entity that controls or is controlled by, either directly or indirectly, Access Pharmaceuticals, Inc., its officers, agents and employees or any partnership or joint venture in which Access Pharmaceuticals, Inc. is a participant or any company or business entity that is under common control with Access Pharmaceuticals, Inc. The term "control" means the power to direct the affairs of such entity by reason of ownership more than fifty percent (50%) of such entity by voting stock, equity interest, contract or otherwise.

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1.2 Access Know-How: means (a) any and all information in the possession of Access at any time during the Term of this Agreement which Access has the right to license or sublicense relating to the physical and chemical analysis and stability of the Product, its clinical effects and indications for use, and (b) any and all information in the possession of Access as of the date of execution of this Agreement which Access has the right to license or sublicense relating to the method of use, packaging, formulation, or method of administration of the Product that, at the time it is communicated to Block, was not rightfully in Block's possession and was not common general knowledge. Information relating to Takeda's process of manufacture of Amlexanox shall be excluded from the scope of Access Know-How.

1.3 Cumulative Worldwide Net Sales: For purposes of determining compensation to Block for Cumulative Worldwide Net Sales of Access under Paragraph 3.3 of this Agreement, "Cumulative Worldwide Net Sales" means gross revenues received by Access on the sale of the Product less (a) trade discounts actually allowed; and (b) when borne by Access in connection with the sale, transportation and handling charges; sales, use and excise taxes; import duties, tariffs or other governmental charges; and credits for claim or allowances, retroactive price reductions, refunds; returns, and recalls. There shall not be any imputed gross revenue for samples, free goods or marketing programs whereby the Product is given away to induce sales thereof. For purposes of determining Cumulative
Worldwide Net Sales, a sale shall be deemed to have occurred when sale is invoiced or when the Product is delivered, whichever occurs first. In the case of the transfer or sale of Product by Access to an affiliate, distributor, or subdistributor of Access for sales by affiliate, distributor or subdistributor, Cumulative Worldwide Net Sales shall be based upon the

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greater of the total invoice price charged by Access to such affiliate, distributor or subdistributor the total invoice price charged by such affiliate, distributor or subdistributor to its customers, Cumulative Worldwide Net
Sales for countries outside the U.S. shall be calculated by converting to U.S. currency using the exchange rate in effect on the last business day of each month as published in the Wall Street Journal. Cumulative Worldwide
Net Sales shall also include Sublicense Net Sales as defined herein at 1.23.

1.4 Affiliate: means any corporation or business entity controlled by, controlling, or under common control with Access or Block, respectively. For this purpose, "control" shall mean the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock, or more than a fifty percent (50%) interest in the income of such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.5 Amlexanox: means 2 - amino - 7 - isopropyl - 5 - oxo - 5H - [1] benzopyrano - [2,3 - 1] pyridine - 3 - carboxylic acid (Takeda Code No. AA-673).

1.6 Block: means Block Drug Company, Inc.

1.7 Block-Chemex Agreement: means that asset purchase and royalty agreement between
Block Drug Company, Inc. and Chemex Pharmaceuticals, Inc., dated as of June 7, 1995.

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1.8 Block Know-How: means (a) any and all information in the possession of Block at any time during the Term of this Agreement which Block has the right to license or sublicense relating to the physical and chemical analysis and stability of the Product, its clinical effects and indication for use, and (b) any and all information in the possession of Block as of the date of execution of this Agreement which Block has the right to license or sublicense relating to the method of use, packaging, formulation, or method of administration of the Product that, at the time it is communicated to Access, was not rightfully in the possession of Access and was not common general knowledge. Information relating to Takeda's process of manufacture of Amlexanox shall be excluded from the scope of Block Know-How.

1.9 Oral Mucositis Use/Mucositis Indication: means solely the treatment of chemotherapy or radiation-induced inflammation of the oral mucous membrane and inflammation of the oral mucous membrane in immuno compromised patients. By way of further clarification, Access hereby is granted no Amlexanox rights whatsoever under this Agreement for any other uses for any patients whether or not they are immuno compromised including, but not limited to, the following treatments gingivitis, periodontitis, aphthous ulcers, chronic atrophic senile mucositis and fusospirohetal mucositis. The parties acknowledge Access has rights to develop, sell and license Amlexanox under the Block Access Agreement.

1.10 Effective Date: means the date first set forth above.

1.11 First Sale: means the date on the first invoice to any customer purchasing commercial

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quantities of Product or an Improvement on a country by country basis after the Effective Date of this Agreement.

1.12 Non-Licensed Indication Improvements: means all inventions, developments improvements, whether or not patentable, both for prescription and non-prescription indications for Amlexanox originated or acquired by Access other than those related to the Oral Mucositis
Use/Mucositis Indication, which is the subject of this Agreement, and other than those related to the Block Chemex Agreement or the Block Access Agreement.

1.13 Oral Mucositis Use/Mucositis Indication Improvements: means all inventions, developments or improvements, whether or not patentable, both for prescription and non-prescription indications originated or acquired by Access for the Oral Mucositis Use/Mucositis Indication which is the subject of this Agreement.

1.14 Licensed Patents: means all patents and applications and any continuation-in-part, continuation or division thereof, or substitute thereof set forth in Exhibit B of the agreement between Block and Access dated
March 5, 1998 (the "Block Access Agreement") and Schedule l.l(b)(i) of the Block Chemex Agreement and all Takeda Sublicensed Patents.

1.15 Notice: shall have the meaning set forth in Paragraph 8.4 hereof. "Notify" shall mean to provide Notice in accordance with Paragraph 8.4 hereof.

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1.16 Product: means any topical formulation containing Amlexanox for Oral
Mucositis Use/Mucositis Indication which Access develops, excluding any formulation as described in the Block Access Agreement or the Block
Chemex Agreement.

1.17 Takeda: means Takeda Chemical Industries, Ltd., a Japanese corporation and all parents, subsidiaries and affiliates thereof.

1.18 Takeda License Agreement: means that agreement between Chemex and Takeda dated November 12, 1987 regarding licensing of patent rights from Takeda to Chemex. A copy of that agreement is set forth in Exhibit C of the Block Access Agreement.

1.19 Takeda Sublicensed Patents: means any and all patent applications and patents now or hereafter owned or controlled by Takeda in the Territory relating to the Product, including any and all patents issuing or maturing from such patent applications, or any reissue application, divisions, extensions, Improvements, and continuations-in-part thereof. Such current Takeda Patents and patent applications in the Territory are listed in Exhibit D of the Block Access Agreement.

1.20 Takeda Supply Agreement: means that agreement between Chemex and Takeda dated November 12, 1987 regarding supply of material from Takeda to Chemex. A copy of that agreement is set forth in Exhibit E of the Block Access Agreement.

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1.21 Term: means the term of this Agreement, as set forth in Article 6 hereof.

1.22 Territory: means all countries in the world except where Block has granted rights under the Takeda License Agreement and the Takeda Supply Agreement to Takeda which includes Japan.

1.23 Sublicensee Net Sales: means gross revenues received by the sublicensee on the sale of any Product less (a) trade discounts actually allowed; and (b) when borne by the sublicensee connection with the sale, transportation and handling charges; sales, use and excise taxes; import duties, tariffs or other governmental charges; and credits for claim or allowances, retroactive price reductions, refunds, returns, and recalls.
There shall not be any imputed gross revenue for samples free goods or other marketing programs whereby the Product is given away to induce sales there of. For purposes of determining Net Sales, a sale shall be deemed to have occurred when the sale is invoiced or when the Product is delivered, whichever occurs first. In the case of the transfer or sale of Product by the sublicensee to an affiliate, distributor or subdistributor of the sublicensee for sales by such affiliate, distributor or subdistributor, Net Sales shall be based upon the greater of the total invoice price charged by the sublicensee to such affiliate, distributor or subdistributor or the tl invoice price charged by such affiliate, distributor or subdistributor to its customers.

1.24 Block Patent: means U.S. Patent 5,362,737 Methods of Treating Aphthous Ulcers and Other Mucocutaneous Disorders with Amlexanox.

ARTICLE 2 -- GRANT

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2.1 Grant: Block hereby grants Access the exclusive right under the
Licensed Patents and the Block Know-How to make, use, have made and sell or have sold any Product within the Territory during the Term, including the right to make or have made outside the Territory for sale in Territory. The rights granted hereunder, however, are subject to the rights granted to Block Takeda as set forth in the Takeda License Agreement and the Takeda Supply Agreement. Access agrees to be bound by the royalty provisions in such agreements, as amended from time to time.

ARTICLE 3 -- ACCESS ROYALTIES/MILESTONE PAYMENTS

3.1 Milestone Payments:

      In consideration of the license of the Product by Block, Access shall make certain non-refundable milestone payments to Block as enumerated in paragraph 3.2 below and Royalty payments as set forth in paragraph 3.3 below. Each of the payments is subject to the terms and conditions herein contained, including, without limitation either parties right to terminate this Agreement under Article 6.

3.2 Payment Schedule: Subject to paragraph 3.1 above, Access shall make the following payments to Block in the form and manner described below:

(a) Upon execution of this Agreement and receipt of Takeda's consent to this Agreement pursuant to Article 9 hereof, Access shall pay Block the
sum of   *   ;

* - Confidential portions have been omitted and are on file separately with the Commission.

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(b) Subject to receipt of Takeda's consent to this Agreement pursuant to
Article 9,    *    from the date of execution of this Agreement, Access shall
pay Block the sum    *   ;

(c) Subject to receipt of Takeda's consent to this Agreement pursuant to
Article 9,    *    from the date of execution of this Agreement, Access shall
pay Block the sum of    *   ;

(d) Within five (5) business days after Access signs a license agreement or agreements regarding Product for all the major European markets of
Germany, France, the United Kingdom, Italy and Spain, Access shall pay
Block the sum of    *   ;

(e) Within five (5) business days after Access signs a license agreement regarding Product for the United States market, Access shall pay Block the
sum of   *   ;

(f) Within five (5) business days of the filing by Access of a New Drug Application ("NDA") for Product with the U.S. Food and Drug
Administration, Access shall pay Block the sum of    *    ;

(g) Within five (5) business days of Access receiving a written approval of an NDA

* - Confidential portions have been omitted and are on file separately with the Commission.

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 for Product, Access shall pay to Block the sum of    *   .

For the avoidance of doubt, only one payment is required under each of the subsections of this paragraph, notwithstanding whether more than one Product is developed or more than one NDA is filed for a Oral Mucositis Use/Mucositis Indication and whether or not there are any improvements.

3.3 Royalty Payments: As further consideration of the license of the product by Block to Access, Access shall pay to Block the following royalties based upon the following Cumulative Worldwide Net Sales milestones:

PAYMENT   MILESTONE

*         On achievement of Cumulative Worldwide Net Sales revenue of
$5,000,000

*         On achievement of Cumulative Worldwide Net Sales revenue of
$15,000,000

*         On achievement of Cumulative Worldwide Net Sales revenue of
$30,000,000

* - Confidential portions have been omitted and are on file separately with the Commission

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*         On achievement of Cumulative Worldwide Net Sales revenue of
$50,000,000

*         On achievement of Cumulative Worldwide Net Sales revenue of
$75,000,000

*         On achievement of Cumulative Worldwide Net Sales revenue of
$100,000,000

3.4 Ouarterlv Royalty Reports: Actual payment of the royalties described in 3.2, above, will be based upon quarterly reports by Access to Block. Within thirty (30) days of the end of each Calendar Quarter, commencing with the first full calendar quarter following the Effective Date of this Agreement, Access shall submit to Block a written report setting forth the Cumulative Worldwide Net Sales for such quarter provided, however, that the first such quarterly report shall include Cumulative Worldwide Net
Sales from the Effective Date of this Agreement to the end the first full Calendar Quarter. In the event that Access sublicenses the Product to a third pa hereunder, Access shall require said third Party to submit to Access a written report of the parties Sublicensee Net Sales each quarter. A copy of any such sublicensee report shall be included in the Access report for the relevant quarter. When in any Quarterly Report from Access and/or any third party sublicensee, one of the Cumulative Worldwide Net Sales milestones set forth in paragraph 3.2, above, as indicated have been achieved, Access shall make the corresponding royalty

* - Confidential portions have been omitted and are on file separately with the Commission.

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payment to Block within forty-five (45) business days after the end of the
Quarter in which the milestone is achieved.

3.5 Payment of Royalties: All royalty payments described in paragraphs 3.1 and 3.2, above, shall be made at Block's discretion by wire transfer or certified check.

ARTICLE 4 -- ADDITIONAL OBLIGATIONS OF THE PARTIES

4.1 Access to Pay Registration Fees and Costs: Access or its sublicensees shall pay all registration fees, clinical evaluation costs and any other costs associated with obtaining approval to market any Product within any country in the Territory.

4.2 Access to Pay Takeda Royalties to Block: Access shall pay all royalties due under the Takeda agreement for sales of Products within the Territory directly to Block, and Block shall be solely responsible for remitting all such payments due to Takeda for sales of Product within the Territory under the terms of the Takeda License Agreement. Block shall notify
Access in writing of all royalties actually due to Takeda and shall provide written evidence to Access of its remittance of such payment to Takeda.

4.3 Access to Provide Data: Access shall supply Block on a quarterly basis, without compensation, with all clinical and other technical and scientific data that it develops relating to any Product. Block may use this data at its discretion for any purpose, including, but not limited to,

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filing of such data with regulatory authorities outside the Territory for any purpose. Information pertaining to side effects resulting from any use of Amlexanox in any type of application will be exchanged by both parties hereto on an emergent basis, whenever such information is obtained.

ARTICLE 5 -- BLOCK IMPROVEMENT RIGHTS AND OBLIGATIONS

5.1 Grant of Rights to Block: Access hereby grants Block the exclusive right of first refusal to license Oral Mucositis Use/Mucositis Indication Improvements, if any, and Access Know-How if any, now existing or subsequently developed, to make, use, have made and sell any Oral Mucositis Use/Mucositis Indication Improvements outside the Territory during the Term, including, but not limited to, the right to make or have made the Oral Mucositis Use/Mucositis Indication Improvements, or any part thereof, within the Territory for sale outside the Territory. Block shall have the right to sublicense the rights granted hereunder outside the Territory at its sole discretion.

ARTICLE 6 -- TERM AND TERMINATION

6.1 Term: The Term of this Agreement for any Product commences on the Effective Date hereof and ends, on a country by country basis upon the later of twenty (20) years from the date of First Sale of a Product in such country or the expiration, lapse, termination or unappealed or unappealable determination of invalidity, unenforceability or nonallowability of the last Licensed Patent in each country, if any. The Term for Improvements shall commence on the Effective Date and shall end, on a country-by-country basis, upon the later of twenty (20) years from the date of

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First Sale of an Improvement in such country or the expiration, lapse, termination or unappealed unappealable determination of invalidity, unenforceability or nonallowability of the last Licensed Patent, if any, or Improvement Patent, if any, in each country. In no event, however, shall the duty to pay royalties under this Agreement extend beyond twenty (20) years after the Effective Date. Royalties payable to Takeda under the Takeda License Agreement shall not be affected by any provision of this Paragraph.

    At the conclusion of the Term, each party shall have a fully paid-up worldwide nonexclusive license with respect to any Licensed Patent, Improvement Patent, Block Know-How and Access Know-How, and no further payments shall be made or required under this Agreement.

6.2 Termination for Breach: Either party may terminate this Agreement on sixty (60) days' written Notice to the other if the other is in default or breach of any material provision, provided however, that if the party receiving such Notice cures or diligently commences to cure the breach or default within such sixty (60) day period, this Agreement shall continue in full force and effect. If such default or breach of a material provision is a failure to pay any amount due and owing hereunder, the terminating party may terminate this Agreement on thirty (30) days' written Notice. If, however, the party receiving such Notice cures such default or breach within such thirty (30) day period, this Agreement shall continue in full force and effect. Failure to terminate this Agreement for any default or breach shall not constitute a waiver by the aggrieved party of its right to terminate the Agreement for any other default or breach.

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6.3 Rights to Survive: Termination shall not affect the rights of the parties accruing up the effective date of termination and thereafter as to provisions which expressly survive termination

6.4 Reversion and Termination for Failure to Pay Takeda License Fees:
If Access fails to make any payment to Block under Paragraph 4.2, then all rights granted to Access in this Agreement shall revert to Block thirty (30) days after Notice to Access from Block of such failure to pay. If Access makes all payments to Block required under Paragraph 4.2 and any other required payments hereunder as set forth in such Notice within the thirty
(30) days, then such rights shall not revert Block.

6.5 Termination of Takeda Supply Agreement or Takeda License
Agreement: Block shall use its best commercially-reasonable efforts to keep the Takeda Supply Agreement and Takeda License Agreement in effect during the Term of this Agreement, and further in the event the Take Supply Agreement or Takeda License Agreement is terminated by reason of breach by Block, Block shall give Access Notice at least thirty (30) days prior to any such termination, and Access shall have the right to cure any breach that is the cause of any termination. In addition, should the Takeda Supply Agreement be terminated or canceled by Takeda, Block shall use its best commercially reasonable efforts to secure an alternative source of supply for Amlexanox. In no event, however will Block have any obligation to manufacture Amlexanox nor give up its own supplies of Amlexanox in order to supply Access. Should the Takeda License Agreement be terminated or canceled by Takeda, any obligation of Block' s in this Agreement which is thereby rendered non-

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performable shall be deemed severed from this Agreement without penalty to Block but the remainder of this Agreement shall remain in full force and effect.

ARTICLE 7 -- WARRANTIES

7.1 Exploitation of licensed Rights: Block makes no warranty or representation that the use of any Products, the practice of the Licensed Patents, or the use of any trademark will result in the successful promotion, marketing or sale of the Products. Access makes no warranty or representation that the use of any Improvements, the practice of the Improvements, or the use of any trademark will result in the successful promotion, marketing or sale of the Improvements.

7.2 Access Indemnity: Access shall indemnify and hold Block harmless against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees and expenses), hereinafter "Damages," resulting from any third party claim made or suit brought against Block to the extent that such claim or suit (i) is caused by Access' negligence or willful misconduct; (ii) is caused by Access' breach of any of the representations or warranties set forth herein; or (iii) is caused by Access' breach of this Agreement. As the parties intend full indemnification, all costs, expenses and fees, including reasonable attorneys' fees and disbursements, incurred in enforcing this Paragraph 7.2 shall also be reimbursed. Upon filing of any such claim or suit, Block shall immediately Notify Access thereof and shall permit Access at its cost to handle and control such claim or suit. Block shall have the right to participate in the defense of such claim or suit at its own expense.

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7.3 Block Indemnity: Block shall indemnify and hold Access harmless against any and liability, damage, loss, cost or expense (including reasonable attorneys' fees and expenses), hereinafter "Damages," resulting from any third party claim made or suit brought against Access the extent that such claim or suit (i) is caused by Block's negligence or willful misconduct; (ii) is caused by Block's breach of any of the representations and warranties set forth herein; or (iii) is caused by Block' s breach of this Agreement. As the parties intend full indemnification, all costs, expenses and fees, including reasonable attorneys' fees and disbursements, incurred in enforcing this Paragraph 7.3 shall also be reimbursed. Upon filing of any such claim or suit, Access shall immediately Notify Block thereof and shall permit Block at its cost to handle and control such claim or suit. Access shall have the right to participate in the defense of such claim or suit at its own expense.

7.4 Obligations Regarding. Patent Infringement: In the event of alleged infringement of one or more patents licensed hereunder by a third party:

(a) each party shall Notify the other of any perceived or threatened infringement of the Takeda patents by any third party as such party becomes aware of such perceived or threatened infringement. Block shall Notify Takeda of any such perceived or threatened infringement, and all actions with respect to the Takeda Sublicensed Patents will be governed by Paragraph 9.1 of the Takeda Agreement;

(b) In the event of infringement of any patent owned or licensed by Block and

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licensed under this Agreement, the party discovering the infringement shall
Notify the other party of such infringement. Block shall have sixty (60) days from the date of such Notice to Notify Access of its decision to enforce or not to enforce the patent. If Block elects not to enforce such patent within such sixty (60) day period, then Access may, at its option, enforce such patent. In the event of any legal action seeking to enforce any patent owned by Block, both Access and Block may be named as party plaintiff. No settlement, consent judgment or other voluntary final disposition of such suit may be entered into by Access without the consent of Block, which consent shall not be unreasonably withheld or delayed.

(c) In the event of any lawsuit against a third party hereunder, the parties agree cooperate to with each other in all respects relating to the lawsuit. Either party or both parties may actively assert a patent. Damages or any amount received in settlement of claims of infringement shall be apportioned as follows: (l) the party that actively asserted the patent or patents found to be infringed or were covered by any settlement of claims shall first be reimbursed for one hundred and twenty five percent (125%) of its out-of-pocket expenses, including reasonable attorneys' fees, expended in actively asserting such patent or patents; (2) out of the remainder, the party that did not actively assert such patent or patents shall be reimbursed for one hundred and twenty five percent (125%) of its out-of-pocket expenses, including reasonable attorneys' fees, expended in such lawsuit; and (3) the party that actively asserted such patent or patents shall then receive any remaining funds from such damage award or settlement.
If both parties actively asserted such patent or patents, then the parties will divide funds from such damage award or settlement as follows: each party shall receive one hundred and twenty five percent (125%) of its out-of-pocket expenses, including reasonable attorneys' fees, expended in such lawsuit and the parties shall share any remaining funds in a ratio to the profit the party is deriving from the sale of the Product. If the funds from such damage award or settlement are not sufficient to compensate both parties for one hundred and twenty five percent (125%) of their expenses, then the funds shall be divided in a ratio equal to the ratio of the out-of-pocket expenses, including reasonable attorneys' fees, of each party.

7.5 Claims by Third Parties: In the event a party to this Agreement is sued or threatened with suit by a third party and such action pertains to the Products, the party being threatened shall give prompt Notice to the other party. The parties agree to confer together in such event and consult with one another with respect to the action to be taken.

7.6 No Restrictions on Product: Each party represents to the other that it has no knowledge of violations of any law or regulation or restrictions on the ability to make, use or sell the Product, other than ordinary restrictions imposed in countries in which governmental approval is required but has not yet been obtained, to market in such countries and other than restrictions imposed by the Takeda License Agreement and the Takeda
Supply Agreement.

7.7 Power to Enter Into Agreement: Each party represents that it has no knowledge of any impediment to it entering into this Agreement except for the required consent by Takeda to the Agreement.

7.8 No Other Warranties or Representations: Nothing in this Agreement shall be construed as (a) a warranty or representation by Block or Access as to the validity or scope of any patent; (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this agreement is or will be free from infringement of patents of third parties;
(c) an obligation to bring or prosecute actions or suits against third parties for infringement; or (d) conferring a right to use in advertising, publicity or otherwise any trademark or trade name of Block or Access.

7.9 Warranties of Block: Neither party makes any representation, extends any warranties of any kind, either: express or implied, or assumes any responsibilities whatever with respect to use, sale, or other disposition by any party of any Product or Improvement, with the exception that Block hereby warrants as follows:

(a) Block is the owner of the entire right, title and interest in and to the Block Patent(s).

(b) Block has not assigned or licensed the rights to the Block Patent(s) to any other party.

(c) Block has the full power and authority to enter into this Agreement and grant the exclusive licenses granted hereunder.

ARTICLE 8 -- MISCELLANEOUS

8.1 New Jersey Law Applies: This Agreement shall be interpreted and construed in accordance with the laws of the State of New Jersey.

8.2 Alternative Dispute Resolution: All disputes relating to or arising out of this Agreement or its subject matter shall be resolved by the parties as set forth in this Paragraph 8.2.

(a) In the event of a dispute, Notice of a demand for a meeting of the parties to discussed and settle a dispute ("Notice of Meeting") may be given by either party. Such Notice shall be in writing and shall set a date no more than ten (10) business days from the date of the Notice of Meeting on which the parties shall meet during normal business hours at a mutually acceptable place. If within five (5) days after the date of the meeting the parties have not resolved their dispute(s), then the parties shall proceed as provided below. Notwithstanding anything in this Paragraph 10.2 to the contrary, either party may seek equitable and injunctive relief in any state or federal court in which jurisdiction and venue are proper.

(b) Any dispute not resolved within five (5) days after the meeting shall be resolved by means of alternative dispute resolution, as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A. 2A:23A-
1 et seq. (the "Act"). Other than as set forth herein to the contrary, the parties expressly waive the right to resolve all claims, disputes and issues arising out of or relating to this Agreement by means of traditional litigation, including the right to appeal, except as provided in the Act. Except as otherwise provided in this Agreement, the Act shall govern the procedures and methods for any ADR Proceeding. No punitive damages may be awarded in any litigation or ADR Proceeding.

(c) Notice of a demand for resolution of a dispute under the Act (a "Notice of Dispute") given by either party shall be in writing specifying the issue or issues in dispute.

(d) Within fifteen (15) days after a Notice of Dispute is given, each party shall select two (2) prospective umpires from among (i) any retired judge of the federal courts or state appellate courts of New Jersey or New York;
(ii) any retired managing partner of a law firm with no less than twenty-five
(25) partners; or (iii) such other person with such qualifications upon which the parties agree. The umpires shall be free from bias and conflict of interest with respect to either party and shall be in a position to immediately hear the dispute and render a prompt resolution, but in no event later than six (6) months from the date of the Notice of Dispute. Within fifteen (15) days after each party has selected its prospective umpires, the parties shall agree to one (1) umpire from among the four (4) prospective umpires to hear the dispute. In the event that the parties do not agree on an umpire, the prospective umpires shall name the umpire.

The proceeding for the alternative resolution of a dispute (the "ADR Proceeding") shall be held at a location with in the State of New Jersey or New York as selected by the umpire and shall commence no later than forty
(40) days after the Notice of Dispute is given.

The fees payable to the umpire shall be the usual hourly rate of such umpire for consulting or dispute resolution services. All fees and expenses associated with the ADR Proceeding incurred by the parties, including the umpire fees, reasonable attorneys' fees and disbursements, shall be paid by the party against whom the decision is rendered.

8.3 No Agency or Employment: Neither Block nor Access is to be considered the agent or employee of the other for any purpose, and neither party has the right or authority to enter into any contracts or assume obligations for the other or to give any warranty or make any representation on behalf of the other party except where and to the extent specifically authorized in writing to do so.

8.4 Notice: Every notice or other communication required or contemplated by this Agreement by either party shall be in writing.

(a) Every notice or other communication required or contemplated by this Agreement by either party shall be delivered to the other party by either: personal delivery; or facsimile; or certified or registered mail, postage prepaid, addressed to the party for whom such notice was intended; or by overnight courier.

(b) Notice delivered in person shall be deemed to have been delivered upon receipt by the party to whom such notice was sent.

(c) Notice delivered by facsimile shall be deemed to have been delivered at noon on the first business day after the date on which the facsimile was sent.

(d) Notice by certified mail shall be deemed to have been delivered on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail.

(e) Notice delivered by overnight courier shall be deemed to have been delivered upon receipt by the party to whom such notice was sent.

(f) Unless Access receives notice to the contrary, all notices directed to Block shall be sent to the attention of:

             John E. Peters, Esq.
             Senior Vice President and
             General Counsel
             Block Drug Company, Inc.
             257 Cornelison Avenue
             Jersey City, New Jersey 07302
             Fax: (201) 333-35 85

(g) Unless Block receives notice to the contrary, all notices directed to Access shall be sent to the attention of:

             Kerry P. Gray
             President and Chief Executive Officer
             Access Pharmaceuticals, Inc.
             2600 Stemmons Freeway, Suite 176
             Dallas, Texas 75207
             Fax: (214) 905-5101

with a copy to:

             Bingham Dana LLP
             150 Federal Street
             Boston, MA 02110-1726
             Attn:  John J. Concannon
             Telephone: (617)951-8874
             Fax: (617)951-8736

8.5 Severability: Whenever possible, each section, subsection, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any section, subsection, provision or condition of this Agreement should be prohibited or invalid under applicable law, such section, subsection, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining sections, subsections, provisions and conditions of this Agreement.

8.6 Entire Agreement/Merger: This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements, memoranda or letters of proposal or intent, discussions and understandings of the parties hereto in connection with the subject matter hereof. All discussions between the parties have been merged into this Agreement, and neither party shall be bound by any definition, condition, understanding, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

8.7 Amendment: No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.

8.8 Counterparts: This Agreement may be executed in one or more counterparts, each which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same instrument.

8.9 No Waiver of Rights: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement.

8.10 Force Majeure: Neither party shall be liable hereunder to the other party nor shall be in breach for failure to deliver, provided failure to deliver is no greater than the delay in time caused by circumstances beyond control for either party, including but not limited to acts of God, fires, floods, riots, wars, civil disturbances, sabotage, accidents, labor disputes, shortages, government actions (including but not limited to priorities, requisitions, allocations and price adjustment restrictions) and inability to obtain material, equipment, labor or transportation.

8.11 Further Assurances: The parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

8.12 Audit Rights: Each party shall keep books and records in sufficient detail to permit the other to verify items relating to this agreement including, but not limited to, Access Cumulative Worldwide Net Sales and Takeda Royalties paid by Block. Each party shall have the right, upon reasonable Notice and during normal business hours, but in no event more frequently than once during any twelve (12) month period or more than two
(2) years after the close of any party's fiscal year, to audit, or have audited by a Certified Public Accountant, the relevant books and accounts to verify the accuracy of the reported Cumulative Worldwide Net Sales. In the event such audit reveals that the audited party has mis-reported information by more than two percent (2%), that party, in addition to paying or reimbursing any additional amounts due, shall pay the reasonable costs associated with such audit. The parties shall maintain the results of any such audit in confidence. All records pertaining to any payment shall be maintained for not less than five (5) years after the year of payment hereunder.

8.13 Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

8.14 No Strict Construction: This Agreement has been prepared jointly and shall not be strictly construed against either party.

8.15 Consent Not Unreasonably Withheld or Delayed: Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, such consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

8.16 Bankruptcy: At least thirty (30) days prior to filing a petition in bankruptcy, each party must inform the other of its intention to file the petition or of a third party's written Notice of its intention to file a voluntary or an involuntary petition in bankruptcy.

8.17 Assignment: Block may assign this Agreement to any parent, affiliate, subsidiary or entity in common control without the consent of Access.
Block may also assign this agreement to a third party, either alone or as part of an agreement to dispose of all or a substantial part of its assets or business. In the event of an assignment, the assignee shall have the identical rights granted to Block hereunder. Block may assign this agreement to a third party as part of an agreement to dispose of a substantial part of its business without the consent of Access. If Block wishes to assign this agreement alone to a third party, however, such assignment shall not take place without Access' written consent. If Access wishes to assign this agreement, such assignment shall not take place without the written consent of Block and Takeda which shall not be unreasonably withheld.

8.18 Taxes: All taxes levied on account of royalties accruing under this Agreement shall be paid by the receiving party. If laws or regulations require withholding of taxes, the taxes will be deducted by the paying party from remittable royalty payments and will be paid by the paying party to the proper taxing authority. Proof of payment shall be sent to the receiving party within sixty (60) days following payment.

8.19 Cooperation on Publicity: Access and Block shall not, except as required by law and in interviews between professional sales representatives and a potential prescribers of a Product or Improvement, use each other's name in any manner, or issue any public statement disclosing the existence of, or relating to, this Agreement or any of the activities conducted hereunder, without the other party's prior written permission. To the extent this Agreement triggers, in the opinion of counsel, an obligation for a party to file a report with the SEC on Form 8-K or any other form, such party shall either (1) not file a copy of this Agreement or (2) request SEC approval for the deletion of certain confidential information identified jointly by parties and then file a redacted version of this Agreement. Access shall not publish, or allow to be published, any manuscript, article, report of other form of oral or written presentation regarding Amlexanox without the express written approval of Block.


8.20 Costs of Agreement: The parties hereto shall each bear their own costs and expenses (including reasonable attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

8.21 Headings For Convenience Only: The titles, headings or captions and paragraphs in this Agreement do not define, limit, extend, explain or describe the scope or extent of this

Agreement or any of its terms or conditions and therefore shall not be considered in interpretation, construction or application of this Agreement.

8.22 Independent Contractor: Each party is an independent contractor with respect to the other, and is not an agent, partner, joint venturer, or employer of the other. Neither party shall have any responsibility for the hiring, termination, compensation or benefits of the other party's employees. No employees or representatives of either party shall have any authority to bind or obligate the other party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's authorized written approval.

8.23 No Finder's Fee: The parties acknowledge that no "finder" has been involved in bringing the parties together and that no compensation is due to any third party(s) as a result of the execution of this Agreement.

8.24 Notification of Infringement: Each party shall promptly Notify the other party of any infringement or misappropriation based upon or arising from any of the intellectual property that is the subject of this agreement.

8.25 References: All references herein to articles, sections, paragraphs and attachments shall be to articles, sections, paragraphs and attachments of this Agreement.

8.26 Singular and Plural: The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form as in each case the context may require.

8.27 Successors and Assigns: This Agreement shall be binding upon and shall inure the benefit of the parties hereto and their respective successors and assigns permitted under this Agreement.

8.28 Validity and Severability: Whenever possible, each clause, subclause, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Agreement.

8.29 Waiver: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement.

8.30 Takeda Agreements Controlling: This Agreement is subject to the Takeda License Agreement and the Takeda Supply Agreement. To the extent that any term of this Agreement is inconsistent with either the Takeda License Agreement or the Takeda Supply Agreement, such term shall be controlled by and subject to the terms of the Takeda License Agreement and the Takeda Supply Agreement.

ARTICLE 9 -- TAKEDA APPROVAL AND SUPPLY OF RAW
MATERIAL

9.1 Takeda Approval: This Agreement shall be binding on the parties but not become effective until receipt by Block of written approval from Takeda for Block to enter into this Agreement. If Takeda disapproves this Agreement or fails to approve the Agreement within six (6) months of the Effective Date, then this Agreement shall be void in its entirety. Block shall use best efforts to obtain Takeda's consent to this Agreement.

9.2 Takeda Supply of Raw Material: In the event that Takeda, during the term of Agreement, ceases to produce and/or supply Amlexanox, the active ingredient for the product, to Block, Block agrees to cooperate with Access in using reasonable efforts to locate a new source of supply but in no event will Block be liable to Access for damages of any kind caused by the cessation of production and/or supply of Amlexanox by Takeda, nor in that event, will Block required to provide any of its supply of Amlexanox designated for Block' s product needs to meet the needs of Access. Block agrees to use best efforts to enforce the provisions of the Takeda Supply Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed as of the day and year first above written.


ACCESS PHARMACEUTICALS, INC.     BLOCK DRUG COMPANY,
INC.
By: /s/ Kerry P. Gray            By: /s/ Arthur J. Looney
   ------------------               ----------------------
     Kerry P. Gray                     Arthur J. Looney

     Name Printed                       Name Printed

   President and CEO                Vice-President/General Manager
---------------------               ------------------------------
        Title                               Title

   December 18, 1998                  December 21, 1998
---------------------                --------------------